Exhibit 99.1



CONTACT: GenoMed Inc.
David W. Moskowitz, MD, MA, FACP
(314) 983-9933
dwmoskowitz@genomedics.com
FOR IMMEDIATE RELEASE

ST. LOUIS, MO. -March 31, 2005 - GenoMed, Inc. (Pink Sheets: GMED) has been advised that one or more Internet websites are recommending the purchase of the Company's stock, and that unsolicited electronic mail has been circulated encouraging the purchase of the Company's stock. The Company is not responsible for, and is unaware of the source of, such Internet activity and makes no comment about the accuracy of such communications. The Company's management does not comment on research reports or rumors concerning the Company's activities or stock price.

Safe Harbor Statement

This press release may contain forward looking statements, including those statements pertaining to GenoMed, Inc.'s finances and treatments. The words or phrases "ought to," "should," "could," "may," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward looking statements as a result of a number of risks and uncertainties, including but not limited to: (a) whether our treatment for West Nile virus encephalitis will continue to be as effective as it has been so far in humans; (b) whether our server holds up to increased demand; (c) our research and development being subject to other economic, regulatory, governmental, and technological factors. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. Unless otherwise required by applicable law, we specifically disclaim any obligation to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.